Exhibit 99.1

Hill International

Hill International, Inc.

One Commerce Square

2005 Market Street, 17th Floor

Philadelphia, PA 19103

Tel: 215-309-7700

www.hillintl.com

David L. Richter

President and Chief Executive Officer

Tel: 215-309-7701

davidrichter@hillintl.com

December 30, 2015

Via E-Mail

Thomas J. Campbell

President

DC Capital Partners, LLC

11 Canal Center Plaza, Suite 350

Alexandria, VA 22314

Dear Tom:

I am writing to you at the direction of the Board of Directors (the “Board”) of Hill International, Inc. (“Hill”) in response to your letter dated December 16, 2015. The Board met earlier this week and, among other things, discussed your letter. The Board was not prepared to make any decision at this time, but directed me to advise you that they will be meeting again in late January and you should expect to hear back from them at that time.

Best regards,

HILL INTERNATIONAL, INC.

/s/ David L. Richter
David L. Richter
President and Chief Executive Officer